EXHIBIT 4.2

Schedule 1.1A

EXISTING LETTERS OF CREDIT

Beneficiary	L/C Number	Issuance Date	Expiry Date	Issuer	Currency	Amount
Royal Bank of Canada	T00000007405717	5/16/03	7/01/11	Bank of America, N.A.	USD	$1,464,572.00
Magnolia Associates	T00000007409942	5/16/03	11/15/11	Bank of America, N.A.	USD	$90,170.00
180 Madison Prisa II	T00000068045484	8/04/09	8/31/11	Bank of America, N.A.	USD	$1,482,912.00

Schedule 1.1B

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority ("FSA") (or, in either case, any other authority which replaces all or any of its functions); or

(b)           the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of DeVry or any Lender, deliver to DeVry or such Lender, as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.
The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)           in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)           in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300
Where:

"A"
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

"B"
is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the default rate of interest specified in the Credit Agreement, without counting any increase in interest rate effected by the charging of such default interest rate) payable for the relevant Interest Period of such Loan.

"C"	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

"D"	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

"E"
is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.           For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	"Fees Regulations" means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent or DeVry, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the FSA, supply to the Administrative Agent and DeVry, the rate of charge payable by such Lender to the FSA pursuant to the Fees Regulations in respect of the relevant financial year of the FSA (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.
Each Lender shall supply any information required by the Administrative Agent or DeVry for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent or DeVry may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent and DeVry in writing of any change to the information provided by it pursuant to this paragraph.

9.
The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender's Lending Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with DeVry and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the FSA or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 2.1

COMMITMENTS AND PRO RATA SHARES

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$80,000,000.00	20.000000000%
The Northern Trust Company	$50,000,000.00	12.500000000%
Bank of Montreal	$50,000,000.00	12.500000000%
JPMorgan Chase Bank, N.A.	$50,000,000.00	12.500000000%
PNC Bank, National Association	$50,000,000.00	12.500000000%
US Bank, National Association	$35,000,000.00	8.750000000%
Fifth Third Bank	$25,000,000.00	6.250000000%
RBS Citizens, N.A.	$25,000,000.00	6.250000000%
Associated Bank, National Association	$25,000,000.00	6.250000000%
HSBC Bank USA, National Association	$10,000,000.00	2.500000000%
Total	$400,000,000.00	100.000000000%

Schedule 5.5

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None.

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Part (a).                      Subsidiaries

I. Subsidiaries
Name of Subsidiary	Jurisdiction	Tax ID. No.	Capital Stock	Ownership	Stockholder
DeVry University, Inc.	Illinois	36-2781982	1,000 Common Shares	100%	DeVry Inc.
DeVry/New York Inc.	Delaware	36-4213626	1,000 Common Shares	100%	DeVry Inc.
DeVry/Becker Educational Development Corp.	Delaware	36-4085843	1,000 Common Shares	100%	DeVry Inc.
Becker Professional Development Corporation	Delaware	36-4085841	1,000 Common Shares	100%	DeVry Inc.
Ross Health Sciences, Inc.	New York	13-3979959	1,130,225 Common Shares 40,224.125 Class A Preferred Shares 25,000 Class B Preferred Shares	100%	DeVry Inc.
Chamberlain College of Nursing and Health Sciences, Inc.	Delaware	20-2452330	100 Common Shares	100%	DeVry Inc.
†, * Heartland Health Sciences University, Inc.	Delaware	26-3206359	1,000 Common Shares	100%	DeVry Inc.
Advanced Academics, Inc.	Delaware	73-1586064	1,000 Common Shares	100%	DeVry Inc.

U.S. Education Corporation	Delaware	33-0819656	1,392,107.32 Common Shares 70,653.73179 Class A Preferred Shares 1,000 Class B Preferred Shares	100%	DeVry Inc.
†, * College Finance Corporation	Arizona	86-0565147	100,000 Common Shares	100%	DeVry Inc.
DeVry Educational Development Corp.	Delaware	36-4091407	1,000 Common Shares	100%	DeVry University, Inc.
DeVry Canada LLC	Delaware	20-3816567	Membership Interests	100%	DeVry Educational Development Corp.
Dominica Services Inc.	Delaware	20-1504255	10 Common Shares	100%	Ross Health Sciences, Inc.
Chamberlain College of Nursing LLC	Delaware LLC	20-2452410	Membership Interest	100%	Chamberlain College of Nursing and Health Sciences, Inc.
†, *, ^ Newton Becker Ltd.	Hong Kong		10,000 Common Shares	100%	DeVry/Becker Educational Development Corp.
†, *, ^ Becker CPA Review Ltd.	Israel		120 Common Shares	100%	DeVry/Becker Educational Development Corp.
Ross University Services, Inc.	Delaware	13-4151727	1,000 Common Shares	100%	Ross Health Sciences, Inc.
International Education Holdings, Inc.	Delaware	38-3688428	1,010 Common Shares	1% 99%	DeVry Inc. Ross University Services Inc.

Global Education International, Inc.	Barbados	98-0544088	100 Common Shares	100%	International Education Holdings, Inc.
Ross University Management, Inc.	St. Lucia	98-0404508	10,000 Ordinary Shares	100%	GEI
Ross University School of Medicine, School of Veterinary Medicine Limited	Dominica	13-3037825	100 Shares of Voting Stock	100%	Ross University Management, Inc.
^ Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Limited	St. Kitts	98-0559844	200 Shares of Voting Stock	100%	Ross University Management, Inc.
*, ^ Ross University (Bahamas) Ltd.	Bahamas		5,000 Common Shares	100%	Ross University Management, Inc.
*, ^ Global Education International B.V.	Netherlands		90,000 Common Shares	100%	International Education Holdings, Inc.
*, ^ Fanor Faculdades Nodeste	Brazil		15,702,250 Ordinary Shares 4,748,696 Preferred Class A 10 Preferred Class B	93% 7%	Global Education International B.V. EDUP Empreendimentos E Participacoes S/A
*, ^ Faculdade Ruy Barbosa	Brazil		3,659,000 Common Shares	100%	Fanor Faculdades Nodeste
*, ^ Faculdade FTE AREA 1	Brazil		964,513 Common Shares	100%	Fanor Faculdades Nodeste
American Institute of Health Technology, Inc. d/b/a Apollo College, Boise	Idaho	20-0251168	2,000 Common Shares	100%	U.S. Education Corporation

EdCOA Inc. d/b/a Carrington College California	California	94-3166490	100,000 Common Shares	100%	U.S. Education Corporation
Apollo College, Inc. d/b/a Carrington College	Arizona	86-0498134	1,000 Common Shares	100%	U.S. Education Corporation
Western College of Southern California, Inc.	Delaware	20-1293386	1,000 Common Shares	100%	EdCOA Inc.
Silicon Valley College	California	94-3090919	500,000 Common Shares	100%	EdCOA Inc.
Apollo College -Tucson, Inc.	Arizona	86-0498128	100 Common Shares	100%	Apollo College, Inc.
Apollo College -Westside, Inc.	Arizona	96-0694385	100 Common Shares	100%	Apollo College, Inc.
Apollo College -Spokane, Inc.	Arizona	86-0929849	100 Common Shares	100%	Apollo College, Inc.
Apollo College of New Mexico, LLC	New Mexico	61-1415644	Membership Interests	100%	Apollo College, Inc.
Apollo College - Phoenix, Inc.	Arizona	86-0316487	428 Common Shares	100%	Apollo College, Inc.
Apollo College -Tri-City, Inc.	Arizona	86-0498129	100 Common Shares	100%	Apollo College, Inc.
Apollo College - Portland, Inc.	Oregon	96-0922655	50 Common Shares	100%	Apollo College, Inc.
*, ^ Accountancy Tuition Centre (International Holdings) Limited	UK		545,000 Ordinary Shares 55,000 B Shares	100%	Global Education International B.V.
*, ^ Accountancy Tuition Centre (Hungary) Limited	UK and Hungary		100 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited

*, ^ Accountancy Tuition Centre (International) Limited	UK and Russia	3977160 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
*, ^ Accountancy Tuition Centre (Kazakstan) Limited	UK and Kazakstan	20,00 Deferred Shares 20,000 Ordinary Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
*, ^ Accountancy Tuition Centre (Poland) Limited	UK and Poland	9,000 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
†, *, ^ ATC Polska Sp zoo	Poland	In liquidation	100%	Accountancy Tuition Centre (Poland) Limited
*, ^ Accountancy Tuition Centre (Ukraine) Limited	Ukraine	2 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
†, *, ^ Accounting Tuition Centre, Ukraine	UK and British Virgin Islands	7400 UAH of Chartered Capital	100%	Accountancy Tuition Centre (Ukraine) Limited
* Portdawn Services Limited	UK	2 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
*, ^ International Accounting Solutions Limited	UK	100 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
*, ^ International Financial Reporting Solutions	UK	100 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited
Accountancy Tuition Centre (Professional Training Club) Limited	UK	100 Shares	100%	Accountancy Tuition Centre (International Holdings) Limited

† - Dormant Subsidiary
* - Not required to be a Guarantor
^ - Not required to have equity pledged

Part (b).                  Other Equity Investments.

None

Part (c).	Attached hereto is a true and correct organizational chart showing DeVry Inc. and its Subsidiaries.

Revised 05/06/2011

DeVry
DEVRY INC. DE
U.S. Education Corporation DE
College Finance Corporation AZ
Becker Professional Development Corporation DE
Advanced Academics, Inc. DE
DeVry/New York Inc. DE
DeVry University, Inc. IL
Ross Health Sciences, Inc. NY
Chamberlain College of Nursing & Health Sciences, Inc. DE
Heartland Health Sciences University, Inc. DE
DeVry/Becker Educational Development Corp. DE
EdCOA, Inc. CA
Western College of Southern California DE
Silicon Valley College CA
American Institute of Health Technology d/b/a Apollo College, Boise ID
Apollo College, Inc. AZ
Apollo College, Tucson, Inc. AZ
Apollo College, Westside, Inc. AZ
Apollo College, Spokane, Inc. AZ
Apollo College of New Mexico, LLC NM
Apollo College, Phoenix, Inc. AZ
Apollo College, Tri-City, Inc. AZ
Apollo College, Portland, Inc. OR
DeVry Educational Development Corp. DE
DeVry Canada LLC DE
Dominica Services, Inc. DE
Ross University Services Inc. DE
Chamberlain College of Nursing LLC DE
Newton Becker LTD Hong Kong
Becker CPA Review LTD Israel
99%
International Education Holdings, Inc. DE (1% DV)
Global Education International Barbados
Ross University Management, Inc. St. Lucia
Global Education International BV Netherlands
Ross (Bahamas) Ltd. Bahamas
Ross University School of Medicine Dominica
Ross University School of Veterinary Medicine St. Kitts
Accountancy Tuition Centre (International Holdings) Limited UK
93%
Fanor Faculdades Nordeste SA Brazil
Portdawn Services Limited UK & British Virgin Islands
International Financial Reporting Solutions UK
International Accounting Solutions Limited UK
Accountancy Tuition Centre (Professional Training Club) Limited UK
Accountancy Tuition Centre (Poland) Limited UK & Poland
Accountancy Tuition Centre (Kazakstan) Limited UK & Kazakstan
Accountancy Tuition Centre (International) Limited UK & Russia
Accountancy Tuition Centre (Hungary) Limited UK & Hungary
Accounting Tuition Centre (Ukraine) UK & Ukraine
Faculdade Ruy Barbosa Brazil
Faculdade FTE AREA1 Brazil
ATC Polska SP zoo Poland
Accountancy Tuition Centre, Ukraine Ukraine
Corporation
LLC
Foreign entity
Inactive

ALL OWNERSHIP IS 100% UNLESS NOTED

J:\DEVRY ORGANIZATIONAL CHART 05.2011.vsd

SCHEDULE 5.20

FILINGS PURSUANT TO THE PLEDGE AGREEMENT

I. U.S. Filings:	UCC-1 FINANCING STATEMENTS TO BE FILED IN CONNECTION WITH THE PLEDGE AGREEMENT AS FOLLOWS:

Debtor	Secured Party	Filing Office
DeVry Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
DeVry University, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Illinois
Ross Health Sciences, Inc.	Bank of America, N.A., as Administrative Agent	New York Department of State
Ross University Services, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
International Education Holdings, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
Global Education International, Inc.	Bank of America, N.A., as Administrative Agent	District of Columbia Recorder of Deeds
Ross University Management, Inc.	Bank of America, N.A., as Administrative Agent	District of Columbia Recorder of Deeds
DeVry Educational Development Corp.	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
Chamberlain College of Nursing and Health Sciences, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
U.S. Education Corporation	Bank of America, N.A., as Administrative Agent	Secretary of State of Delaware
EdCOA, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of California
Apollo College, Inc.	Bank of America, N.A., as Administrative Agent	Secretary of State of Arizona

II.  Barbados Filings:

1.           Original notarized Pledge Agreement to be filed with the Registrar of Companies of Barbados.

2.           Statement of Charge (for each of DeVry Inc. and Global Education International, Inc.) to be filed with the Registrar of Companies of Barbados.

SCHEDULE 7.1

EXISTING LIENS

1.           Liens pursuant to the capital lease agreements described on Schedule 7.3

SCHEDULE 7.3

EXISTING INDEBTEDNESS

1.
Ross University School of Medicine School of Veterinary Medicine Limited is a party to a capital lease pursuant to agreement dated September 12, 1994 with the Government of the Commonwealth of Dominica for the land and buildings known as the Portsmouth Campus which expires on December 31, 2042.  The outstanding amount under such Capital Lease as of March 31, 2011 was $458,925.

Schedule 11.02

CERTAIN ADDRESSES FOR NOTICES

Loan Parties:

DeVry Inc.
3005 Highland Parkway
Downers Grove, IL 60515-5799
Attention: Richard Gunst
Tel:         (630) 515-3137
Fax:        (630) 353-3987
Email: rgunst@devry.edu

Administrative Agent:

Your contacts in Agency Servicing:

Closer	Michelle Venegas
	Telephone:	214-209-9732
	Fax:	214-290-9646

Servicer	Eric Evans	(daily borrowing/repaying activity)
	Telephone:	214-209-1634
	Fax:	214-290-8313
	Email:	eric.evans@baml.com

Secondary	Deanna Betik
Vice President/Team Leader
	Telephone:	(214) 209-3259
	Fax:	(214) 290-9414
	Email:	deanna.betik@baml.com

Wire Instructions:

Bank of America, N.A	ABA #: 026-009-593
901 Main Street	Acct.#: 129-2000-883
Dallas, Texas 75202	Attn: Credit Services Ref: DeVry Inc.

Your contacts in Agency Management:
(financial reporting requirements, bank group communications)

Linda Lov
Agency Officer
Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois  60604
Mail Code: IL1-231-09-42

Telephone:	(312) 828-8010
Fax:	(877) 206-1766
Email:	linda.k.lov@baml.com

Your Contact for Issuing Letters of Credit

Standby	Bank of America, N.A.
Letters of	Trade Operations – Scranton
Credit	1 Fleetway Mail Code: PA6-580-02-30 Scranton, PA 18507
	Attention:	Alfonso (Al) Malave Vice President and Operations Manager
	Telephone:	(570) 330-4212
	Facsimile:	(570) 330-4186
	Email:	alfonso.malave@baml.com